Exhibit 99.1

Walker & Dunlop Acquires Alliant Capital

Acquisition Establishes Affordable Housing Powerhouse,

Creates a One-Stop-Shop for Affordable Housing Debt and Equity

Bethesda, Maryland – December 16, 2021 – Walker & Dunlop, Inc. announced today that it closed on the previously announced acquisition of Alliant Capital (“Alliant”), a privately held alternative investment manager focused on the affordable housing sector through low-income housing tax credit (“LIHTC”) syndication, joint venture development, and community preservation fund management. Alliant is the 6th largest LIHTC syndicator in the United States, and since its inception, the firm has participated in the development of over 100,000 affordable units serving over 400,000 families.

“We are very excited to welcome the Alliant team to Walker & Dunlop and start growing our market presence as a combined enterprise,” stated Walker & Dunlop Chairman and CEO Willy Walker. “As housing prices continue to escalate, and inflation eats into American paychecks, the affordable housing crisis exacerbates. Combining the largest provider of capital to the multifamily industry with the sixth largest low-income housing tax credit syndicator in the nation creates a focused affordable housing financing platform with few peers. Walker & Dunlop is now a big part of the solution to build and maintain affordable and workforce housing across America.”

Walker & Dunlop is the fifth largest affordable housing lender in the United States1 and has completed more than $17 billion in affordable and workforce housing lending over the past three years. Alliant’s team, assets, and capabilities not only drive Walker & Dunlop deeper into affordable housing, but also accelerate Walker & Dunlop’s achievement of growing debt financing, property brokerage, and assets under management in its Drive to ’25 strategic plan.

“Walker & Dunlop’s people, brand, and innovative technology will benefit every area of Alliant’s business,” commented Alliant Founder and CEO Shawn Horwitz. “Bringing Walker’s and Alliant’s capabilities under one roof creates comprehensive solutions that will benefit our clients and investors. We are thrilled to be part of Walker & Dunlop and bring our combined scale to the market every day.”

About Walker & Dunlop

Walker & Dunlop (NYSE: WD) is the largest provider of capital to the multifamily industry in the United States and the fourth largest lender on all commercial real estate including industrial, office, retail, and hospitality. Walker & Dunlop enables real estate owners and operators to bring their visions of communities — where Americans live, work, shop and play — to life. The power of our people, premier brand, and industry-leading technology make us more insightful and valuable to our clients, providing an unmatched experience every step of the way. With over 1,000 employees across every major U.S. market, Walker & Dunlop has consistently been named one of Fortune’s Great Places to Work® and is committed to making the commercial real estate industry more inclusive and diverse while creating meaningful social, environmental, and economic change in our communities.

Forward Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws, including statements relating to the expected strategic benefits of the acquisition of Alliant.

The forward-looking statements reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement.

1 MBA 2018 Commercial/Multifamily Origination Rankings

While the forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to: (1) general economic conditions and multifamily commercial real estate market conditions and (2) our ability to successfully integrate Alliant’s operations into our current business, including the retention of their employees, and achieve the expected benefits from the transaction.

For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled ''Risk Factors" in our most recent Annual Report on Form 10-K, as it may be updated or supplemented by our Quarterly Reports on Form 10-Q and our other filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.walkerdunlop.com.

Contacts:

Investors:	Media:
Kelsey Duffey	Susan Weber
Investor Relations	Chief Marketing Officer
Phone 301.202.3207	Phone 301.215.5515
investorrelations@walkeranddunlop.com	info@walkeranddunlop.com

Phone 301.215.5500

7501 Wisconsin Avenue, Suite 1200E

Bethesda, Maryland 20814

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